As filed with the Securities and Exchange Commission on May 22, 1998

                                                     Registration No. 333-26749

===============================================================================

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


             ------------------------------------------------------



                         POST EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
             ------------------------------------------------------

                        INTELLIGENT MEDICAL IMAGING, INC.
             (Exact name of registrant as specified in its charter)

             ------------------------------------------------------


         Delaware                         3841                  65-0136178
     (State or other                (Primary Standard        (I.R.S. Employer
jurisdiction of incorporation          Industrial           Identification No.)
     or organization)             Classification Code No.)

                                                     John G. Igoe, Esq.
                                                      Edwards & Angell
   4360 Northlake Boulevard, Suite 214                250 Royal Palm Way
   Palm Beach Gardens, Florida  33410            Palm Beach, Florida  33480
          (561) 627-0344                              (561) 833-7700
   (Address,  including zip code, and            (Name,  address, including
telephone number, including  area code, of         zip code, and telephone
 registrant's principal executive offices)       number,  including area code,
                                                    of agent for service)




                                    Copy to:
                             Donald J. Murray, Esq.
                                Dewey Ballantine
                           1301 Avenue of the Americas
                             New York, NY 10019-6092
             ------------------------------------------------------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby withdraws from registration all of the 5,880,724 shares of Common Stock, par value $.01 per share, registered hereunder which remain unsold at the effective date of this Post-Effective Amendment.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on this 22nd day of May, 1998.

                                       INTELLIGENT MEDICAL IMAGING, INC.

                                       By: /s/ TYCE M. FITZMORRIS
                                           ------------------------------------
                                               Tyce M. Fitzmorris
                                               President and Chief Executive
                                               Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on May 22, 1998.

     Signature                                  Title                          Date

/s/ TYCE M. FITZMORRIS               President and Chief Executive         May 22, 1998
-----------------------------        Officer, Chairman of the Board
    Tyce M. Fitzmorris               of Directors

/s/ GENE M. COCHRAN                  Chief Financial Officer and           May 22, 1998
-----------------------------        Principal Accounting Officer,
    Gene M. Cochran                  Director

/s/ WILLIAM D. WHITTAKER*            Director                              May 22, 1998
-----------------------------
    William D. Whittaker

/s/ GEORGE MASTERS*                  Director                              May 22, 1998
-----------------------------
    George Masters

/s/ JAMES E. DAVIS*                  Director                              May 22, 1998
-----------------------------
    James E. Davis


*By: /s/ TYCE M. FITZMORRIS                                                May 22, 1998
     -----------------------------
         Tyce M. Fitzmorris
         Attorney-In-Fact

                                   Page 2 of 2
